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EXHIBIT 22

                                                       [LOGO] ARTHUR ANDERSEN

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 4, 2000 included in Washington Real Estate Investment Trust's Form 10-K for the year ended December 31, 1999, into Washington Real Estate Investment Trust's previously filed Registration Statements on Form S-8, File No. 33-63671, Form S-3, Filed No. 333-23157, Form S-8, File No. 333-48081, Form S-4, File No. 333-48293 and Form S-3, File No. 333-81913.

                                                         /s/ Arthur Andersen LLP

Vienna, Virginia
March 23, 2000